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                                                                    Exhibit 10.2

                           RECIPROCAL CREDIT AGREEMENT

                                                  In Seville, on January 2, 2003

                                   THE PARTIES

Of the one part, Abengoa, S.A., with registered offices in Seville on Avenida de la Buhaire, no. 2, 41018 Seville (Spain), on file in the Mercantile Register of Seville in volume 47, sheet 2921, folio 107, with Tax Identification Number A41002288, represented in this proceeding by Mr. Jose Antonio Moreno Delgado, of age, married, residing for this purpose at Avenida de la Buhaire, no. 2, 41018 Seville and with National Identity Card number 00114321-B, and by Mr. Jose Marcos Romero, of age, married, residing for this purpose at Avenida de la Buhaire, no. 2, 41018 Seville and with National Identity Card number 27883847-G. Hereinafter Abengoa.

And of the other part, Telvent Sistemas y Redes, S.A., with registered offices at calle Valgrande, 6, Alcobendas (Madrid. It is on file in the Mercantile Register of Madrid in volume 15,370, folio 164, sheet number M-257879, with Tax Identification Number A-82631623, represented in this proceeding by Mr. Manuel Sanchez Ortega, of age, residing for this purpose at calle Valgrande, 6, Alcobendas (Madrid) and with National Identity Card number 02601273-I. Hereinafter Telvent.

Both parties mutually recognize sufficient legal capacity with which to execute this Agreement and bind the Companies they represent, whereby they declare the following

                                    RECITALS

Sole: Whereas, on the basis of the needs or advisability of the cash and bank situation and in order to attend to financial commitments and take advantage of any cash surpluses that both Parties may have during the term of this Agreement, they have agreed to reciprocally grant a commercial credit which, in order to regulate their respective interests, is set forth in accordance with the following

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                                     CLAUSES

ONE.

Each one of the Parties grants and opens to the other Party, which accepts and receives, a credit to the checking account up to a maximum amount of Forty five million Euros (45,000,000.00 Euros), or the equivalent thereof in any other currency admitted to quotation on the Spanish currency market, without prejudice to the contents of clause 2.4.

TWO.

1. The drawdown of quantities (hereinafter, Request for Funds) by either of the Parties (the "Borrower") should be notified sufficiently in advance to the other Party (the "Lender") so that it may be processed in due time and form. Therefore, and barring occasional exceptions that will be addressed individually, any Request for Funds that is received after 12:00 hours on the business day prior to the date scheduled for the transaction will not be admitted. The professional calendar of Abengoa, S.A. in Seville will be considered for the determination of business days.

2. Lender will charge Borrower's account with those sums that the latter draws, crediting any payments that the latter makes to repay the funds drawn. The balance that results daily in the account will accrue an annual interest in favor of Lender equivalent to the arithmetic mean of the Euribor interest rate at one month for credits in Euros and the Libor at one month for other currencies, plus a differential of 0.75%, and will be calculated using the Hamburger Method. The settlement and credit of interest will take place at the end of each financial year and upon the maturity of the credit.

3. If Lender in turn draws (following the appropriate prior notice) funds of the Borrower, such funds will first be applied toward compensating any credit balance that the former may have, and the excess will be calculated as the balance which, as of that time, will be owed to the former Borrower, which will become Lender. The interest set forth in the preceding paragraph will be applied to such balance.

4. If the Request for Funds is for an accumulated amount that surpasses the maximum limit established, Lender may, at its own discretion, charge the amount up to the maximum limit exclusively or charge the total amount requested by Borrower, in which case the maximum limit of the credit will be understood as modified by common consent of the Parties.

THREE.

The maximum date for maturity of the credit is December 31, 2003. Nevertheless this Agreement will be understood as tacitly extended for annual periods if, one week prior to the date of its initial expiration or that of any of its extensions, neither Party provides written notice to the other of its intention not to extend.

FOUR.

The Borrower that is such at the time may cancel the credit totally or partially in advance, without incurring any penalty whatsoever.

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FIVE.

All fees of any type, taxes, contributions and any expenses incurred on the occasion of this transaction will be the responsibility of the Parties in proportion to the amount and time during which they shall have been Borrower. Nevertheless, where appropriate, Borrower will be responsible for any expenses incurred on the occasion of any enforcement and collection processes or procedures.

SIX.

Either Party may discharge this Agreement in the following cases:

a) For the breach by the other Party of any of the clauses of this Agreement.

b) The Party that is Lender at the time, for having noted any trade bill accepted from the party that is Borrower at the time, or for having brought any legal or administrative proceeding against the latter that could lead to the attachment or enforcement of its goods.

c) When the Party that is Borrower at the time guarantees or allows debts to be guaranteed by the establishment of mortgages, pledges or any other charges, encumbrances or guarantees on all or part of its goods, rights, activities or income, whether present or future, without the prior consent of the Party that is Lender at the time.

d) If the Party that is Borrower at the time files for temporary receivership, creditors' meeting, bankruptcy or notorious insolvency.

Any of the grounds for discharge of this Agreement will lead to the early maturity of the credit, automatically and without the need for prior notice, whereby the Party that is Lender at the time may demand compliance with the obligation or the discharge of this Agreement, without prejudice to any other actions that may correspond to it by Law.

SEVEN.

The Parties agree that the clauses of this Agreement will likewise be applied, where appropriate, to any loans or credits that have been granted previously to the other Party, with novatory discharge effects.

EIGHT.

For any matter that may arise with respect to the interpretation, performance and/or execution of this Agreement, the Parties submit to the Courts and Tribunals of Seville, expressly waiving any other jurisdiction that may be available to them.

And in witness whereof, the Parties hereby sign this Agreement in duplicate originals, in the place and on the date appearing in the heading.

For Abengoa, S.A.                            For Telvent Sistemas y Redes, S.A.
/s/ Jose Antonio Moreno Delgado              /s/ Manuel Sanchez Ortega
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Signed: Jose Antonio Moreno Delgado          Signed: Manuel Sanchez Ortega

/s/ Jose Marcos Romero
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Signed: Jose Marcos Romero